EXHIBIT 4.7

               Supplemental Indenture dated as of October 28, 1996 between SunAmerica Inc., a Maryland corporation (the "Issuer"), and The First National Bank of Chicago, a national banking association, as Trustee under the Indenture dated as of April 15, 1993, as supplemented (the "Indenture";
terms defined in the Indenture have such defined meanings herein and references herein to Sections and Articles refer to Sections and Articles in the Indenture as amended hereby), between the Issuer and the Trustee.

               WHEREAS, the Issuer desires to amend the Indenture to authorize the issuance of Securities of any series convertible into any cash, securities or property, at the option of the Issuer or Holders of Securities of such series or upon the happening of some event or otherwise, as specified for the Securities of such series pursuant to Section 2.3.

               WHEREAS, Section 8.1 authorizes supplemental indentures which add to the covenants of the Issuer or make other provisions not inconsistent with the Indenture which shall not adversely affect the interests of the Holders of the Securities.

               NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

               The Issuer covenants and agrees with the Trustee as follows:


                                  Article One

                            Amendment to Indenture

               Section 1.01. The definition of "Outstanding" in Section 1.1 is hereby amended to add to the end thereof before the period: or Securities converted pursuant hereto or Securities not deemed outstanding pursuant to
Section 13.2.

               Section 1.02. Section 2.3(2) is hereby amended to substitute a comma for "or" on the last line thereof and insert after "12.3": or 13.3.

               Section 1.03: Section 2.3 is hereby further amended by deleting "and" at the end of Section 2.3(18), changing the designation of
Section 2.3(19) to "2.3(20)" and inserting after Section 2.3(18):

               (19) if the Securities of such series are to be convertible into any cash, securities or property, at the option of the Holders or the Issuer or upon the happening of some event or otherwise, all terms relating to such convertibility, including without limitation any term inconsistent with the provisions of this Indenture relating to conversion; and

               Section 1.04. Section 2.7 is hereby amended to insert after "payment date" on the 8th line of the 3rd paragraph: (but subject to Section
13.2 in the case of any conversion during such period).

               Section 1.05. Section 2.10 is hereby amended to insert "conversion," after "payment," at the beginning of the 3rd line.

               Section 1.06. Section 3.2 is hereby amended to insert "or conversion" after "exchange" on the 7th line of the 1st paragraph and on the 5th line of the 5th paragraph.

               Section 1.07. Section 5.1(c) is hereby amended to insert after "series" at the end thereof: or default in the conversion of any Security specified to be convertible as contemplated by Section 2.3 and the continuance of such default for 45 days.

               Section 1.08. Section 5.7 is hereby amended to insert before the last word, "shall", on the 8th line: or the right to convert such Security, if any, or to institute suit therefor,.

               Section 1.09. Section 8.1 is hereby amended to delete "and" at the end of Section 8.1(e), substitute "; and" for the period at the end of
Section 8.1(f) and insert new Section 8.1(g) thereafter:

               (g) to add any provision hereto or remove or change any provision hereof relating to the conversion of any Securities, whether at the option of the Holders or the Issuer or upon the happening of some event or otherwise, provided that no such action shall adversely affect the interest of Holders of Outstanding Securities.

               Section 1.10. Section 8.2 is hereby amended to insert "or conversion (if applicable)" after "institute suit for the payment" at the end of the 8th to last line in 1st paragraph and to insert "and any right to convert" after "any right of repayment at the option of the Security-holder", on the line two lines below such 8th to last line in the 1st paragraph.

               Section 1.11.  Section 12.2 is hereby amended:

               (a) to insert at the end of the 1st sentence of the 2nd paragraph: and will specify any conversion price then in effect and when the right to convert such Security or part thereof to be redeemed will expire.

               (b) to insert in the 4th paragraph on the 8th line after "for redemption": (other than those, if any, theretofore surrendered for conversion).

               (c) to insert after the 1st sentence in the 4th paragraph: If any Security called for redemption is converted pursuant hereto, and money deposited with the Trustee or any paying agent or so segregated and held in trust for the redemption of such Security shall be paid to the Issuer upon the Issuer's request, or, if then held by the Issuer, shall be discharged from such trust.

               (d) Insert at the end of the last paragraph: If any Security selected for partial redemption is surrendered for conversion after such selection, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Upon any redemption of less than all the Securities of any series, the Issuer and the Trustee may treat as outstanding any Securities of such series surrendered for conversion during the period of 15 days next preceding the mailing of such series of a notice of redemption, and need not treat as outstanding any Security authenticated and delivered during such period in exchange for the unconverted portion of any Security of such series converted in part during such period."

               Section 1.12. Section 12.5 is hereby amended to insert after "by the Issuer" beginning line 9 of the 2nd paragraph: or converted.

               Section 1.13. Section 12.5 is hereby amended to insert at the end of the 4th paragraph: The Issuer's obligation to make a mandatory or optional sinking fund payment shall automatically be reduced by an amount equal to the sinking fund redemption price allocable to any Securities or portions thereof called for redemption pursuant to the preceding paragraph on any sinking fund payment date which are converted prior to such sinking fund payment date; provided, that if the Trustee is not the conversion agent for the Securities, the Issuer or such conversion agent shall give the Trustee written notice prior to the date fixed for redemption of the principal amount of Securities or portions thereof so converted.

               Section 1.14. Article Thirteen is hereby inserted after Article Twelve:


                               ARTICLE THIRTEEN

                           CONVERSION OF SECURITIES


               SECTION 13.1. Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series which are convertible before their maturity except as otherwise specified as contemplated by Section 2.3 for Securities of such series.

               SECTION 13.2. Conversion. Subject to and upon compliance with the provisions of this Article, any Security which by its terms specified as contemplated by Section 2.3 is convertible into any cash, securities or property ("Conversion Proceeds") may, at any time until and including but not after the close of business on the date of maturity of such Security, or in case such Security or some portion thereof shall be called for redemption prior to such date, then, with respect to such Security or such portion thereof as is so called, until and including but (if no default is made in making due provision for the payment of the redemption price) not after the close of business on the date fixed for redemption, be converted, in whole, or in part in multiples of $1,000 principal amount, at 100% of the principal amount of such Security (or portion thereof), into the Conversion Proceeds issuable upon conversion of such Security, at the conversion price in effect at the Date of Conversion (as hereinafter defined).

               SECTION 13.3 Exercise of Conversion. In order to convert, the Holder of any Security to be converted shall surrender such Security to the Issuer at any time during usual business hours at its office or agency maintained for the purpose as provided in this Indenture, accompanied by a fully executed written notice, in substantially the form set forth on the reverse of the Security, that the Holder elects to convert such Security or a stated portion thereof constituting a multiple of $1,000 principal amount, and, if such Security is surrendered for conversion during the period between the close of business on any record date and the opening of business on the following interest payment date and has not been called for redemption on a redemption date within such period (or on such interest payment date), accompanied also by payment of an amount equal to the interest payable on such interest payment date on the principal amount of the Security being surrendered for conversion. Such notice shall also state the name or names (with address) in which any certificate or certificates for Conversion Proceeds constituting securities shall be issued. Securities surrendered for conversion shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer duly executed by, the Holder or his attorney duly authorized in writing. As promptly as practicable after the receipt of such notice and the surrender of such Security as aforesaid, the Issuer shall, subject to the provisions of this Article Thirteen, deliver the Conversion Proceeds thereof at such office or agency to such Holder, or on his written order. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date (herein called the "Date of Conversion") on which such notice shall have been received by the Issuer and such Security shall have been surrendered as aforesaid, and the person or persons in whose name or names any certificate or certificates for Conversion Proceeds constituting securities shall be issuable upon such conversion shall be deemed to have become on the Date of Conversion the holder or holders of record of the securities represented thereby; provided, however, that any such surrender on any date when the stock transfer books for such securities shall be closed shall constitute the person or persons in whose name or names the certificate or certificates are to be issued as the recordholder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open but such conversion shall nevertheless be at the conversion price in effect at the close of business on the date when such Security shall have been so surrendered with the conversion notice. In the case of conversion of a portion, but less than all, of a Security, the Issuer shall execute, and the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Issuer, a Security or Securities in the aggregate principal amount of the unconverted portion of the Security surrendered. Except as otherwise expressly provided in this Indenture, no payment or adjustment shall be made for interest accrued on any Security (or portion thereof) converted or for dividends or distributions on any security issued upon conversion of any Security.

               SECTION 13.4 Fractional Interests. No fractions of any security or scrip representing fractions thereof shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full securities which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities so surrendered. If any fraction of any security would, except for the provisions of this Section, be issuable on the conversion of any Security or Securities, the Issuer shall make payment in lieu thereof in an amount of United States dollars equal to the value of such fraction computed on the basis of the current market price of such security on the last business day prior to the Date of Conversion.

               SECTION 13.5 Conversion Price. The conversion price ("Conversion Price") per unit of Conversion Proceeds issuable upon conversion of the Securities, if any, shall initially be the amount specified as contemplated in Section 2.3 for the Securities of any series and shall be subject to adjustment from time to time as specified as contemplated in
Section 2.3 for the Securities of such series. Whenever the Conversion Price is adjusted as herein provided, the Issuer shall promptly (i) file with the Trustee and each conversion agent an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) mail or cause to be mailed a notice of such adjustment to each Holder of Securities at his address as the same appears on the registry books of the Issuer. The Issuer shall be entitled to make such reductions in the Conversion Price, in addition to those required by this Section, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or distribution of other assets (other than cash dividends) hereafter made by the Issuer to its stockholders shall not be taxable.

               SECTION 13.6 Continuation of Conversion in Case of Reclassification, Change, Merger, Consolidation or Sale of Assets. If any of the following shall occur, namely: (a) any reclassification or change of outstanding securities issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (b) any consolidation or merger to which the Issuer is a party as a result of which the holders of such securities shall be entitled to receive stock, other securities or other assets with respect to or in exchange for such securities or (c) sale or conveyance of all or substantially all of the property or business of the Issuer as an entirety (if the Issuer is the issuer of such securities), then the Issuer, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then Outstanding shall have the right to convert such Security into the kind and amount of securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the amount of such securities issuable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments specified as contemplated by Section 2.3 for Securities of the series. If, in the case of any such consolidation, merger, sale or conveyance, the securities and property receivable thereupon by a holder of outstanding securities issuable upon conversion includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section shall similarly apply to successive consolidations, mergers, sales or conveyances.

               Notice of the execution of each such supplemental indenture shall be mailed to each Holder of Securities at his address as the same appears on the registry books of the Issuer.

               Neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities or property receivable by Holders of Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, sale or conveyance or to any adjustment to be made with respect thereto, but, subject to the provisions of Sections 6.1 and 6.2, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Issuer shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

               SECTION 13.7 Notice of Certain Events. So long as any convertible Securities are outstanding, in case:

               (a) the Issuer shall declare a dividend (or any other distribution) payable to the holders of any securities constituting Conversion Proceeds otherwise than in cash; or

               (b) the Issuer shall authorize the granting to the holders of such securities of rights to subscribe for or purchase any shares of stock of any class or of any other rights; or

               (c) the Issuer shall authorize any reclassification or change of such securities (other than a subdivision or combination of such securities), or any consolidation or merger to which the Issuer is a party and for which approval of any stockholders of the Issuer is required, or the sale or conveyance of all or substantially all the property or business of the Issuer; or

               (d) there shall be proposed any voluntary or involuntary dissolution, liquidation or winding-up of the Issuer;

then, the Issuer shall cause to be filed at the office or agency maintained for the purpose of conversion of the Securities as provided in Section 3.2, and shall cause to be mailed to each Holder of Securities, at his address as it shall appear on the registry books of the Issuer, at least 20 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating the date on which (1) a record is expected to be taken for the purpose of such dividend, distribution or rights, or if a record is not to be taken, the date as of which the holders of such securities of record to be entitled to such dividend, distribution or rights are to be determined, or (2) such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up is expected to become effective and the date, if any is to be fixed, as of which it is expected that holders of such securities of record shall be entitled to exchange their such securities for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up.

               SECTION 13.8 Taxes on Conversion. The Issuer will pay any and all documentary, stamp or similar taxes payable to the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of Conversion Proceeds on conversion of Securities pursuant thereto; provided, however, that the Issuer shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Conversion Proceeds in a name other than that of the holder of the Securities to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Issuer the amount of any such tax or has established, to the satisfaction of the Issuer, that such tax has been paid. The Issuer extends no protection with respect to any other taxes imposed in connection with conversion of Securities.

               SECTION 13.9 Issuer to Provide Stock. To the extent that any Securities are convertible into securities of the Issuer, the Issuer shall reserve, free from pre-emptive rights, out of its authorized but unissued securities, sufficient securities to provide for the conversion of the Securities from time to time as such Securities are presented for conversion, provided, that nothing contained herein shall be construed to preclude the Issuer from satisfying its obligations in respect of the conversion of Securities by delivery of repurchased Securities which are held in the treasury of the Issuer.

               If any securities to be reserved for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any Federal or State law before such securities may be validly issued or delivered upon conversion, then the Issuer covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be, provided, however, that nothing in this Section shall be deemed to affect in any way any obligation of the Issuer to convert Securities.

               Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of such securities, the Issuer will take all corporate action which may, in the Opinion of Counsel, be necessary in order that the Issuer may validly and legally issue fully paid and non-assessable such securities at such adjusted Conversion Price.

               The Issuer covenants that all securities of the Issuer which may be issued upon conversion of Securities will upon issue be fully paid and non-assessable by the Issuer and free of pre-emptive rights.

               SECTION 13.10 Disclaimer of Responsibility for Certain Matters. Neither the Trustee nor any agent of the Trustee shall at any time be under any duty or responsibility to any holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the Officers' Certificate referred to in Section 13.5, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture as specified as contemplated in Section 2.3 provided to be employed, in making the same. Neither the Trustee nor any agent of the Trustee shall be accountable with respect to the validity or value (or the kind or amount) of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and neither the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any agent of the Trustee shall be responsible for any failure of the Issuer to issue, register the transfer of or deliver any securities or property upon the surrender of any Security for the purpose of conversion or, subject to Sections 6.1 and 6.2, to comply with any of the covenants of the Issuer contained in this Article or specified as contemplated in Section 2.3.

               SECTION 13.11 Return of Funds Deposited for Redemption of Converted Securities. Any funds which at any time shall have been deposited by the Issuer or on its behalf with the Trustee or any paying agent for the purpose of paying the principal of and interest on any of the Securities and which shall not be required for such purposes because of the conversion of such Securities, shall after such conversion be repaid to the Issuer by the Trustee or such other paying agent.


                                  Article Two

                           Miscellaneous Provisions

               SECTION 2.01. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

               SECTION 2.02. The recitals herein contained are made by the Issuer and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

               SECTION 2.03. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.


                                       SUNAMERICA INC.


                                       By: ______________________________
                                           Name:
                                           Title:

Attest:


______________________________
Name:
Title:


                                       THE FIRST NATIONAL BANK OF
                                         CHICAGO, as Trustee


                                       By: ______________________________
                                           Name:
                                           Title:

Attest:


______________________________
Name:
Title:



STATE OF CALIFORNIA     )
                        ) ss.:
COUNTY OF Los Angeles   )



               On the 28th day of October, in the year one thousand nine hundred ninety-six, before me personally came James R. Belardi to me known, who, being by me duly sworn, did depose and say that he resides at
                                            ; that he is
               of SUNAMERICA INC., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporation seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                         ______________________________
                                                  NOTARY PUBLIC

                                             My Commission Expires




STATE OF ILLINOIS      )
                       ) ss.:
COUNTY OF COOK         )


               On the 28th day of October, in the year one thousand nine
hundred ninety-six, before me personally came              to me known, who,
being by me duly sworn, did depose and say that he resides at

                , that he is a                of THE FIRST NATIONAL BANK OF
CHICAGO, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he signed his name thereto by like authority.


                                          ______________________________
                                                   NOTARY PUBLIC

                                               My Commission Expires